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                                                                    Exhibit 23.1

                       [LETTERHEAD ARTHUR ANDERSEN LLP]






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated May 21, 1998 included in the Just For Feet, Inc. Form 8-K/A, into the Just For Feet, Inc.'s previously filed Registration Statements Nos. 333-06531, 33-96584, 333-28041 and 333-42313 on Form S-8, and into the Just For
Feet, Inc.'s previously filed Registration Statements Nos. 333-26345 and 333-28039 and Form S-3.


                                              /s/ Arthur Andersen LLP

Philadelphia, PA
July 27, 1998